UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2018

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25203	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 1, 2018, OmniComm Systems, Inc. (“Company”) and Randall G. Smith, the Company’s Executive Vice-Chairman, agreed to certain adjustments to Mr. Smith’s annual salary and work schedule with the Company, which include a reduction in Mr. Smith’s work schedule from full-time to part-time (5 days per week to 3 days per week) and a corresponding reduction in annual salary from $320,193 to $192,115. On June 1, 2018 in conjunction with these adjustments, the Company entered into an Amendment No. 2 to Executive Employment Agreement with Mr. Smith which provides that Mr. Smith is entitled to severance pay equal to twelve (12) months' full-time salary and benefits (greater than or equal to the amount earned in the year 2017), regardless of whether Mr. Smith is working full-time at the time of severance, in the event of the termination by the Company for any reason other than commission of a felony or a crime involving moral turpitude relating to services provided to the Company, or termination is pursuant to a breach of the Executive Employment Agreement. In addition, options which have vested prior to the date of any such termination will remain exercisable during the severance period.

A copy of Amendment No. 2 to Executive Employment Agreement between the Company and Mr. Smith is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

10.1 Amendment No. 2 to Executive Employment Agreement between OmniComm Systems, Inc. and Randall G. Smith dated June 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: June 7, 2018	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Accounting and Financial Officer